Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 20, 2006

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 26.5% increase in First Quarter Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.7 million, or $0.25 per diluted share, for the quarter ended March 31, 2006; a 26.5% increase compared to net income of $1.3 million, or $0.20 per diluted share, for the quarter ended March 31, 2005. Return on average assets and average common equity for the first quarter of 2006 were 1.08% and 16.26%, respectively, as compared to 1.03% and 14.63%, respectively, for the first quarter of 2005.

“We are extremely pleased with operating results for the first quarter of 2006 and continue to remain optimistic about earnings for 2006,” said Unity President and Chief Executive Officer, James A. Hughes. “Earnings for the quarter were driven by strong loan and deposit growth.”

Net interest income was $6.1 million for the first quarter of 2006; a 15.0% increase compared to a year ago. The increase in net interest income was due primarily to an increase in interest-earning assets, partially offset by a decrease in net interest margin. Net interest margin was 4.12% for the first quarter of 2006, compared to 4.30% for the first quarter of 2005. The Federal Reserve Bank has raised rates 15 times or 375 basis points since 2004. These increases have resulted in a flat yield curve and a challenging interest-rate environment. Despite this environment, the Company was able to grow net interest income, due to strong growth in interest earning assets, partially offset by a slight decrease in net interest margin. The effect of the flat yield curve may cause the net interest margin to further contract in 2006.

The provision for loan losses for the first quarter of 2006 was $300 thousand, compared to $300 thousand for the quarter ended March 31, 2005. Net loan charge-offs for the quarter ended March 31, 2006 were $72 thousand, compared to net-charge offs of $214 thousand for the quarter ended March 31, 2005.

Total non-interest income for the first quarter of 2006 was $2.0 million, up 11.8% from the same period a year ago. Service charges on deposits for the first quarter of 2006 were flat compared to the first quarter of 2005. Service and loan fees for the first quarter of 2006 decreased 26.3% from a year ago, due to a decrease in prepayment fees on commercial loans and loan processing fees. Gains on sales of SBA loans amounted to $782 thousand for the first quarter of 2006, compared to $460 thousand for the quarter ended March 31, 2005. Other income for the first quarter of 2006 increased 63.6%, due primarily to an increase in loan referral fees.

Total non-interest expenses for the first quarter of 2006 were $5.3 million, an increase of 13.1% from the prior year’s comparable quarter. The increase from the prior year’s comparable quarter was primarily due to increases in compensation and benefits, processing and communications, furniture and equipment, occupancy expense, professional fees and other expenses. Compensation and benefits increased 13.7%, due to increased head count, merit increases and rising health insurance costs. Processing and communications increased 13.1%, due to increased transactional volume. Furniture and equipment and occupancy costs increased 19.5% and 9.3% respectively, due to the addition of a new branch in the fourth quarter of 2005 and the refurbishment of the existing branch network. Loan servicing costs decreased 42.9%, due to the collection of expenses on delinquent loans.

Total assets at March 31, 2006 were $628.1 million, a 19.4% increase from a year ago. The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio. Total loans at March 31, 2006 were $468.0 million, a 22.8% increase from March 31, 2005. The growth in the loan portfolio occurred primarily in Commercial and SBA lending. Commercial loans increased $64.6 million, or 30.1%; SBA loans increased $19.4 million, or 30.9%; residential mortgage loans were flat from the prior year; and consumer loans increased $2.3 million, or 5.3%. During the quarter, the Company sold approximately $5.0 million of commercial Motel/Hotel loans with a gain of approximately $82 thousand.

At March 31, 2006, the allowance for loan losses was $7.1 million, or 1.52% of total loans, compared to 1.56% a year ago. Non-performing assets at March 31, 2006 were $3.8 million, or 0.81% of total loans and OREO, as compared to 0.83% of total loans and OREO from a year ago. There were $326 thousand of loans past due greater than 90 days and still accruing as of March 31, 2006, compared to $313 thousand at March 31, 2005.

Total deposits at March 31, 2006, were $534.4 million; a 19.3% increase from March 31, 2005. This increase was primarily the result of growth in savings accounts, demand and time deposits, partially offset by the decline in interest bearing checking accounts. Demand deposit accounts increased $3.4 million, or 4.4% from March 31, 2005. Savings accounts increased $66.0 million, or 58.5% from March 31, 2005, due to a high-yield savings product. Time deposits increased $57.9 million, or 56.1%, from March 31, 2005.

“Unity currently has 14 branches and two branches in development; Washington and Middlesex in New Jersey. We are committed to moving forward with our targeted branch expansion plans along the I-78 corridor and are actively looking for branch sites in the Lehigh Valley area in Pennsylvania,” said Mr. Hughes. “In addition we will be analyzing the profitability of our current branch network.”

Total shareholders’ equity was $42.5 million at March 31, 2006; a 16.7% increase from the prior year. The increase in shareholders’ equity was primarily due to retained profits, partially offset by the payment of cash dividends and a decline in other comprehensive income.

As of March 31, 2006, the Company’s Tier I leverage ratio was 8.26%, Tier I risk-based capital ratio was 9.93%, and total risk-based capital ratio was 11.18%. All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of March 31, 2006.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $628 million in assets and $534 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its 14 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

				Mar. 06 vs.
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005	Dec. 05	Mar. 05
BALANCE SHEET DATA:
Assets	$628,055	$614,172	$525,842	2.3%	19.4%
Deposits	534,437	521,860	447,790	2.4	19.3
Loans	467,963	448,567	381,172	4.3	22.8
Securities	101,641	106,331	98,164	(4.4)	3.5
Shareholders’ equity	42,477	40,929	36,406	3.8	16.7
Allowance for loan losses	7,120	6,892	5,942	3.3	19.8

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$2,499	$2,710	$2,108	(7.8)%	18.5%
Federal and state income tax provision	842	956	798	(11.9)	5.5
Net income	1,657	1,754	1,310	(5.5)	26.5

Per share-basic	0.27	0.28	0.22	(3.6)	25.3
Per share-diluted	0.25	0.27	0.20	(7.4)	22.6
Return on average assets	1.08%	1.16%	1.03%	(6.9)	4.9
Return on average common equity	16.26	17.62	14.63	(7.7)	11.1
Efficiency ratio	65.25	59.76	66.37	9.2	(1.7)

SHARE INFORMATION:
Closing price per share	$16.05	$14.00	$11.43	14.6%	40.4%
Cash dividends declared	0.05	0.05	0.04	—	25.0
Book value per share	6.79	6.57	5.96	3.3	13.9
Average diluted shares outstanding (QTD)	6,568	6,483	6,422	1.3	2.3

CAPITAL RATIOS:
Total equity to total assets	6.76%	6.66%	6.92%	1.5%	(2.3)%
Tier I capital to average assets (leverage)	8.26	8.48	8.99	(2.6)	(8.1)
Tier I capital to risk-adjusted assets	9.93	10.26	11.18	(3.2)	(11.2)
Total risk-based capital	11.18	11.51	12.43	(2.9)	(10.1)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$3,781	$4,539	$3,172	(16.7)%	19.2%
Net charge offs to average loans (QTD)	0.06%	0.17%	0.23%	(64.7)	(73.9)
Allowance for loan losses to total loans	1.52	1.54	1.56	(1.3)	(2.6)
Nonperforming assets to total loans and OREO	0.81	1.01	0.83	(19.8)	(2.4)

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

				Mar. 06 vs.
	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005	Dec. 05	Mar. 05
ASSETS
Cash and due from banks	$12,171	$11,945	$11,286	1.9%	7.8
Federal funds sold and interest bearing deposits	25,726	26,814	17,603	(4.1)	46.1
Securities:
Available for sale	63,411	65,583	74,571	(3.3)	(15.0)
Held to maturity	38,230	40,748	23,593	(6.2)	62.0
Total securities	101,641	106,331	98,164	(4.4)	3.5
Loans:
SBA - Held for sale	16,826	14,001	8,172	20.2	105.9
SBA - Held to Maturity	65,305	64,660	54,567	1.0	19.7
Commercial	279,369	260,581	214,730	7.2	30.1
Residential mortgage	60,194	62,039	59,769	(3.0)	0.7
Consumer	46,269	47,286	43,934	(2.2)	5.3
Total loans	467,963	448,567	381,172	4.3	22.8
Less: Allowance for loan losses	7,120	6,892	5,942	3.3	19.8
Net loans	460,843	441,675	375,230	4.3	22.8
Goodwill and other intangibles	1,614	1,618	—	(0.2)	—
Premises and equipment, net	10,723	10,593	9,191	1.2	16.7
Accrued interest receivable	3,350	3,167	2,600	5.8	28.8
Loan servicing asset	2,476	2,438	2,065	1.6	19.9
Bank Owned Life Insurance	5,232	5,185	5,047	0.9	3.7
Other assets	4,279	4,406	4,656	(2.9)	(8.1)
Total Assets	$628,055	$614,172	$525,842	2.3%	19.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	$81,210	$79,547	$77,800	2.1%	4.4
Interest-bearing deposits:
Interest bearing checking	113,441	139,076	154,074	(18.4)	(26.4)
Savings	178,848	141,935	112,847	26.0	58.5
Time, under $100,000	108,211	108,353	72,435	(0.1)	49.4
Time, $100,000 and over	52,727	52,949	30,634	(0.4)	72.1
Total deposits	534,437	521,860	447,790	2.4	19.3
Borrowed funds and subordinated debentures	49,279	49,279	39,279	—	25.5
Accrued interest payable	298	274	165	8.8	80.6
Accrued expenses and other liabilities	1,564	1,830	2,202	(14.5)	(29.0)
Total liabilities	585,578	573,243	489,436	2.2	19.6
Commitments and Contingencies	—	—	—
Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	38,697	38,423	34,101	0.7	13.5
Retained earnings	5,241	3,897	3,403	34.5	54.0
Treasury stock at cost	(242)	(242)	—	—	—
Accumulated other comprehensive loss, net of tax	(1,219)	(1,149)	(1,098)	N/M	N/M
Total shareholders’ equity	42,477	40,929	36,406	3.8	16.7
Total Liabilities and Shareholders’ Equity	$628,055	$614,172	$525,842	2.3%	19.4

COMMON SHARES AT PERIOD END:
Issued	6,275	6,247	6,108
Outstanding	6,253	6,225	6,108
Treasury	22	22	—

N/M= Not meaningful

Unity Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

				Mar. 06	vs.
FOR THE THREE MONTHS ENDED:	Mar. 31, 2006	Dec. 31, 2005	Mar. 31, 2005	Dec. 05	Mar. 05
INTEREST INCOME
Fed funds sold and interest on deposits	$207	$285	$62	(27.4)%	233.9%
Securities:
Available for sale	708	713	796	(0.7)	(11.1)
Held to maturity	476	444	274	7.2	73.7
Total securities	1,184	1,157	1,070	2.3	10.7
Loans:
SBA	2,153	1,967	1,359	9.5	58.4
Commercial	4,892	4,547	3,638	7.6	34.5
Residential mortgage	820	816	802	0.5	2.2
Consumer	744	714	592	4.2	25.7
Total loan interest income	8,609	8,044	6,391	7.0	34.7
Total interest income	10,000	9,486	7,523	5.4	32.9
INTEREST EXPENSE
Interest bearing demand deposits	694	704	611	(1.4)	13.6
Savings deposits	1,192	952	460	25.2	159.1
Time deposits	1,499	1,311	763	14.3	96.5
Borrowed funds and subordinated debentures	562	552	424	1.8	32.5
Total interest expense	3,947	3,519	2,258	12.2	74.8
Net interest income	6,053	5,967	5,265	1.4	15.0
Provision for loan losses	300	525	300	(42.9)	—
Net interest income after provision for loan losses	5,753	5,442	4,965	5.7	15.9
NONINTEREST INCOME
Service charges on deposit accounts	433	445	430	(2.7)	0.7
Service and loan fee income	395	472	536	(16.3)	(26.3)
Gain on SBA loan sales	782	878	460	(10.9)	70.0
Gain on Mortgage loan sales	62	103	92	(39.8)	(32.6)
Bank owned life insurance	47	45	47	4.4	—
Net securities gains	—	—	53	—	—
Other income	283	129	173	119.4	63.6
Total noninterest income	2,002	2,072	1,791	(3.4)	11.8
NONINTEREST EXPENSES
Compensation and benefits	2,725	2,561	2,397	6.4	13.7
Processing and communications	527	514	466	2.5	13.1
Occupancy, net	648	607	593	6.8	9.3
Furniture and equipment	393	359	329	9.5	19.5
Professional fees	132	106	109	24.5	21.1
Loan servicing costs	101	31	177	225.8	(42.9)
Advertising	170	149	185	14.1	(8.1)
Deposit insurance	17	16	15	6.3	13.3
Other	543	461	377	17.8	44.0
Total noninterest expenses	5,256	4,804	4,648	9.4	13.1
Income before taxes	2,499	2,710	2,108	(7.8)	18.5
Federal and state income tax provision	842	956	798	(11.9)	5.5
Net Income	$1,657	$1,754	$1,310	(5.5)%	26.5%

Net Income Per Common Share-Basic	$0.27	$0.28	$0.22	(3.6)%	25.3%
Net Income Per Common Share-Diluted	$0.25	$0.27	$0.20	(7.4)%	22.6%

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,244	6,182	6,078
Diluted	6,568	6,483	6,422

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	March 31, 2006			December 31, 2005
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$19,493	$207	4.31%	$27,166	$285	4.16%
Securities:
Available for sale	64,812	721	4.45	67,193	726	4.32
Held to maturity	39,291	476	4.85	36,872	444	4.82
Total securities	104,103	1,197	4.60	104,065	1,170	4.50
Loans, net of unearned discount:
SBA	85,931	2,153	10.02	81,835	1,967	9.61
Commercial	271,323	4,892	7.31	248,012	4,547	7.27
Residential mortgage	61,126	820	5.37	62,320	816	5.24
Consumer	46,501	744	6.49	46,544	714	6.09
Total loans	464,881	8,609	7.47	438,711	8,044	7.29
Total interest-earning assets	588,477	10,013	6.86	569,942	9,499	6.63
Noninterest-earning assets:
Cash and due from banks	11,698			11,364
Allowance for loan losses	(7,154)			(6,790)
Other assets	26,847			25,483
Total noninterest-earning assets	31,391			30,057
Total Assets	$619,868			$599,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$128,150	694	2.20	$141,589	704	1.97
Savings deposits	158,058	1,192	3.06	144,754	952	2.61
Time deposits	162,533	1,499	3.74	144,732	1,311	3.59
Total interest-bearing deposits	448,741	3,385	3.06	431,075	2,967	2.73
Borrowed funds and subordinated debentures	49,279	562	4.63	48,741	552	4.49
Total interest-bearing liabilities	498,020	3,947	3.21	479,816	3,519	2.91
Noninterest-bearing liabilities:
Demand deposits	78,179			78,299
Other liabilities	2,339			2,400
Total noninterest-bearing liabilities	80,518			80,699
Shareholders’ equity	41,330			39,484
Total Liabilities and Shareholders’ Equity	$619,868			$599,999

Net interest spread		6,066	3.65%		5,980	3.72%
Tax-equivalent basis adjustment		(13)			(13)
Net interest income		$6,053			$5,967

Net interest margin			4.12%			4.20%

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	March 31, 2006			March 31, 2005
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$19,493	$207	4.31%	$10,331	$62	2.43%
Securities:
Available for sale	64,812	721	4.45	76,926	809	4.21
Held to maturity	39,291	476	4.85	23,088	274	4.75
Total securities	104,103	1,197	4.60	100,014	1,083	4.33
Loans, net of unearned discount:
SBA	85,931	2,153	10.02	64,966	1,359	8.37
Commercial	271,323	4,892	7.31	212,343	3,638	6.95
Residential mortgage	61,126	820	5.37	60,361	802	5.31
Consumer	46,501	744	6.49	42,482	592	5.65
Total loans	464,881	8,609	7.47	380,152	6,391	6.79
Total interest-earning assets	588,477	10,013	6.86	490,497	7,536	6.20
Noninterest-earning assets:
Cash and due from banks	11,698			10,748
Allowance for loan losses	(7,154)			(6,047)
Other assets	26,847			22,742
Total noninterest-earning assets	31,391			27,443
Total Assets	$619,868			$517,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$128,150	694	2.20	$160,991	611	1.54
Savings deposits	158,058	1,192	3.06	91,294	460	2.04
Time deposits	162,533	1,499	3.74	108,374	763	2.86
Total interest-bearing deposits	448,741	3,385	3.06	360,659	1,834	2.06
Borrowed funds and subordinated debentures	49,279	562	4.63	40,139	424	4.28
Total interest-bearing liabilities	498,020	3,947	3.21	400,798	2,258	2.28
Noninterest-bearing liabilities:
Demand deposits	78,179			78,852
Other liabilities	2,339			1,976
Total noninterest-bearing liabilities	80,518			80,828
Shareholders’ equity	41,330			36,314
Total Liabilities and Shareholders’ Equity	$619,868			$517,940

Net interest spread		6,066	3.65%		5,278	3.92%
Tax-equivalent basis adjustment		(13)			(13)
Net interest income		$6,053			$5,265
Net interest margin			4.12%			4.30%

Unity Bancorp, Inc.

Quarterly Financial Data

	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
SUMMARY OF INCOME (in thousands) :
Interest income	$10,000	$9,486	$8,885	$7,943	$7,523
Interest expense	3,947	3,519	3,148	2,678	2,258
Net interest income	6,053	5,967	5,737	5,265	5,265
Provision for loan losses	300	525	675	350	300
Net interest income after provision	5,753	5,442	5,062	4,915	4,965
Noninterest income	2,002	2,072	2,132	2,195	1,791
Noninterest expense	5,256	4,804	4,582	4,642	4,648
Income before income taxes	2,499	2,710	2,612	2,468	2,108
Federal and state income tax provision	842	956	993	941	798
Net Income	1,657	1,754	1,619	1,527	1,310
Net Income per Common Share:
Basic	$0.27	$0.28	$0.26	$0.25	$0.22
Diluted	0.25	0.27	0.25	0.24	0.20
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.04
Book value at quarter end	6.79	6.57	6.46	6.29	5.96
Market value at quarter end	16.05	14.00	13.09	11.96	11.43
Average common shares outstanding: (000’s)
Basic	6,244	6,182	6,112	6,109	6,078
Diluted	6,568	6,483	6,426	6,423	6,422
Common shares outstanding at period end (000’s)	6,253	6,225	6,114	6,107	6,108
OPERATING RATIOS:
Return on average assets	1.08%	1.16%	1.09%	1.13%	1.03%
Return on average common equity	16.26	17.62	16.36	16.50	14.63
Efficiency ratio	65.25	59.76	58.17	62.43	66.37
BALANCE SHEET DATA (in thousands):
Assets	$628,055	$614,172	$609,916	$577,507	$525,842
Deposits	534,437	521,860	518,696	477,274	447,790
Loans	467,963	448,567	434,749	410,926	381,172
Shareholders’ equity	42,477	40,929	39,526	38,411	36,406
Allowance for loan losses	7,120	6,892	6,558	6,239	5,942
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.86%	6.63%	6.35%	6.22%	6.20%
Interest-bearing liabilities	3.21	2.91	2.66	2.54	2.28
Net interest spread	3.65	3.72	3.69	3.68	3.92
Net interest margin	4.12	4.20	4.12	4.12	4.30
CREDIT QUALITY:
Nonperforming assets (in thousands)	$3,781	$4,539	$5,733	$4,777	$3,172
Allowance for loan losses to period-end loans	1.52%	1.54%	1.51%	1.52%	1.56%
Net charge offs to average loans	0.06	0.17	0.33	0.05	0.23
Nonperforming assets to loans and OREO	0.81	1.01	1.32	1.16	0.83
CAPITAL AND OTHER:
Total equity to assets	6.76%	6.66%	6.48%	6.65%	6.92%
Tier I capital to average assets (leverage)	8.26	8.48	8.55	8.67	8.99
Tier I capital to risk-adjusted assets	9.93	10.26	10.40	10.65	11.18
Total capital to risk-adjusted assets	11.18	11.51	11.65	11.91	12.43
Number of banking offices	14	14	13	13	13
Number of ATMs	16	16	15	15	15
Number of employees	190	190	185	178	185

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$6,892	$6,558	$6,239	$5,942	$5,856
Provision charged to expense	300	525	675	350	300
	7,192	7,083	6,914	6,292	6,156
Less: Charge offs
SBA	46	91	(9)	112	107
Commercial	4	18	87	30	165
Residential mortgage	—	—	25	—	24
Consumer	35	249	262	4	8
Total Charge Offs	85	358	365	146	304
Add: Recoveries
SBA	—	130	—	30	44
Commercial	11	24	8	7	45
Residential mortgage	—	—	—	—	—
Consumer	2	13	1	56	1
Total Recoveries	13	167	9	93	90
Net Charge Offs	72	191	356	53	214
Balance, ending	$7,120	$6,892	$6,558	$6,239	$5,942

LOAN QUALITY INFORMATION:
Nonperforming loans	$3,605	$4,361	$5,555	$4,777	$2,974
Other real estate owned, net	176	178	178	—	198
Nonperforming assets	$3,781	$4,539	$5,733	$4,777	$3,172

Loans 90 days past due and still accruing	$326	$—	$—	$—	$313

Allowance for loan losses to:
Total loans at period end	1.52%	1.54%	1.51%	1.52%	1.56%
Nonperforming loans	197.50	158.04	118.06	130.60	199.80
Nonperforming assets	188.31	151.84	114.39	130.60	187.33
Net charge offs to average loans (QTD)	0.06	0.17	0.33	0.05	0.23
Net charge offs to average loans (YTD)	0.06	0.20	0.21	0.14	0.23
Nonperforming loans to total loans	0.77	0.97	1.28	1.16	0.78
Nonperforming assets to total loans and OREO	0.81	1.01	1.32	1.16	0.83